                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Douglas M. Pihl and Gregory S. Furness, each of whom may act individually as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits hereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                        TITLE                                         DATE
             ---------                        -----                                         ----
/s/ Douglas M. Pihl              Chairman of the Board, President,                   December 28, 1998
-------------------------------  Chief Executive Officer and Director
Douglas M. Pihl                  (principal executive officer)

/s/ Richard W. Perkins           Director                                            December 28, 1998
-------------------------------
Richard W. Perkins

/s/ James B. Hickey, Jr.         Director                                            December 28, 1998
-------------------------------
James B. Hickey, Jr.

                                 Director                                            December 28, 1998
-------------------------------
Edward E. Strickland

/s/ Michael W. Vannier, M.D.     Director                                            December 28, 1998
-------------------------------
Michael W. Vannier, M.D.

/s/ Sven A. Wehrwein             Director                                            December 28, 1998
-------------------------------
Sven A. Wehrwein

/s/ Vincent J. Argiro, Ph.D.     Executive Vice President, Chief                     December 28, 1998
-------------------------------  Technology Officer and Director
Vincent J. Argiro, Ph.D.

/s/ Gregory S. Furness           Senior Vice President-Finance, Chief                December 28, 1998
-------------------------------  Financial Officer, Treasurer and Secretary
Gregory S. Furness               (chief accounting officer)
